UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2024

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2024 (the “Effective Date”), Safe & Green Holdings Corp. (the “Company”), SG Echo LLC (“SG Echo”), a wholly owned subsidiary of the Company, and SG Environmental Solutions Corp. (“SG Environmental”), a wholly owned subsidiary of the Company, entered into a settlement agreement (the “Settlement”) with Farnam Street Financial, Inc. (“Farnam”) to resolve pending litigation between Farnam and the Company (the “Litigation”). The Litigation is currently pending before the United States District Court for the District of Minnesota (Case No. 23-CV-3212) and is based on alleged breaches by the Company of that certain lease agreement between Farnam and the Company, entered into on or around October 13, 2021 (the “Lease”), and the related Lease Schedule No. 001 entered into in connection with the Lease (“Schedule 1”).

Simultaneously with the execution of the Settlement, (i) the Company, SG Environmental and Farnam entered into an assignment and assumption agreement (the “Assignment”), pursuant to which SG Environmental was substituted for the Company as the lessee under the Lease, and (ii) SG Environmental and Farnam executed a new Lease Schedule No. 001R (“Schedule 1R”), which replaced Schedule 1 in its entirety. The salient terms of the Lease and Schedule 1R are as follows: (i) SG Environmental will be the signatory under the “Lessee” under the Lease; (ii) the initial term (the “Initial Term”) of Schedule 1R is 18 months; (iii) the “Commencement Date” of Schedule 1R is August 1, 2024; (iv) the original cost of the equipment subject to Schedule 1R is $1,556,163.00; (v) so long as there has been no “Default” under the Lease and Schedule 1R, SG Environmental shall have the option to purchase the equipment at the end of the Initial Term for thirty-five percent (35%) of the original cost of the equipment, or $544,657.05, plus applicable taxes; (vi) the “Monthly Lease Charge” under Schedule 1R is $65,880.95, plus applicable taxes; and (vii) SG Environmental shall provide a new security deposit under Schedule 1R in the amount of $167,056.00 (“New Deposit”), which shall be paid on or before August 1, 2024.

Simultaneously with the execution of the Settlement, the Company and SG Echo executed a guaranty (the “Guaranty”), whereby each of the Company and SG Echo jointly and severally guarantee SG Environmental’s full and prompt payment and performance under the Lease and Schedule 1R.

Per the Settlement, Farnam shall retain as income all prior payments from the Company (or any Company affiliate) under the Lease, Schedule 1, or any other agreement with the Company or its affiliates, including all monthly lease charges, interim rent, taxes, interest, fees, late charges, and any security deposits, including the Schedule 1 deposit. Additionally, Farnam and the Company shall prepare and file a stipulation dismissing the Litigation within five (5) business days of the Effective Date.

Under the terms of the Settlement, Farnam and the Company each agree to waive and release any and all claims against the other, except with respect to each party’s performance under the Settlement and each party’s future obligations under the Lease, Schedule 1R and Guaranty agreements. Simultaneously with the execution of the Settlement, the Company, SG Echo, and SG Environmental have executed a confession of judgment (the “Confession”).

The foregoing descriptions of the Settlement, Schedule 1R, the Assignment, the Guaranty, and the Confession are qualified in their entirety by reference to the full text of the Settlement, Schedule 1R, the Assignment, the Guaranty and the Confession, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein in their entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Settlement Agreement, dated as of August 1, 2024, by and among Farnam Street Financial, Inc., Safe & Green Holdings Corp., SG Echo LLC, and SG Environmental Solutions Corp.
10.2	Lease Schedule No. 001R, dated as of August 1, 2024, by and between Farnam Street Financial, Inc., Safe & Green Holdings Corp., and SG Environmental Solutions Corp.
10.3	Assignment and Assumption, dated as of August 1, 2024, by and between Farnam Street Financial, Inc., Safe & Green Holdings Corp. and SG Environmental Solutions Corp.
10.4	Unconditional Continuing Guaranty, dated as of August 1, 2024, by Safe & Green Holdings Corp. and SG Echo, LLC in favor of Farnam Street Financial, Inc.
10.5	Confession of Judgment in favor of Farnam Street Financial, Inc., by Safe & Green Holdings Corp., SG Echo LLC, and SG Environmental Solutions Corp.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: August 7, 2024	By:	/s/ Patricia Kaelin
Name: Patricia Kaelin
Title: Chief Financial Officer

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